EX 19.2

AMERISAFE, INC.

RULE 10b5-1 POLICY

Adopted April 25, 2023

Overview

Rule 10b-5 under the Exchange Act prohibits the purchase or sale of a security on the basis of material nonpublic information. Rule 10b5-1 was adopted to clarify certain aspects of Rule 10b-5 and what constitutes “on the basis of” material nonpublic information. Rule 10b5-1 specifies that a purchase or sale constitutes trading on the basis of material nonpublic information where the person making the purchase or sale was aware of material nonpublic information at the time the purchase or sale was made. Rule 10b5-1 codifies the SEC’s position that possession, not use, of material nonpublic information is sufficient to establish liability in insider trading cases.

Rule 10b5-1 provides an affirmative defense against alleged violations of Rule 10b-5 and Section 10(b). A person with material nonpublic information about a company and its securities can still trade in the Company’s securities if the trades are made under a plan that complies with the provisions of Rule 10b5-1(c)(1).

The purpose of this Rule 10b5-1 Policy (this “Policy”) is to promote compliance with the applicable securities laws by the Company and its directors, officers and other employees in order to preserve the reputation and integrity of the Company. Questions regarding this Policy should be directed to the Company’s General Counsel or Chief Compliance Officer. This Policy is intended to assist directors, officers and other employees to comply with the applicable securities laws; however, these persons are solely responsible for compliance with these laws in connection with any purchase, sale or other transaction involving the Company’s stock or other securities.

For the purposes of this Policy, the term “officer” shall be defined in the manner specified in SEC Rule 16a-1(f) of the Exchange Act, which as of the date of this Policy means as the Company’s president, principal financial officer, or principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s parents or subsidiaries shall be deemed officers of the Company if they perform policy-making functions for the Company.

Compliance

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Establishment of a plan. All Company directors, officers and other Company employees (each, a “Covered Person”) must submit any proposed Rule 10b5-1 plan to the General Counsel or Chief Compliance Officer for review and approval. The proposed plan should be submitted to the General Counsel or Chief Compliance Officer at least five business days prior to the date on which the Covered Person intends to execute the plan. No Covered Person may enter into a Rule 10b5-1 plan without the prior written approval of the General Counsel or Chief Compliance Officer.

EX 19.2

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Plan review. The General Counsel or Chief Compliance Officer will review the proposed plan with the objective of determining whether:
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the Covered Person is entering into a plan at a time that he or she is not in possession of material nonpublic information and the plan is otherwise in compliance with the Company’s insider trading policy;
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the plan is in compliance with the Company’s Section 16 compliance policy;
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the Covered Person is in compliance with the Company’s stock ownership guidelines and will be in compliance with those guidelines following any sale of Company stock pursuant to the plan; and
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the plan complies with the requirements of any SEC and Nasdaq rules in order to permit the Covered Person to rely on the Rule 10b5-1 affirmative defense.

The General Counsel or Chief Compliance Officer will notify the Chair of the Nominating and Corporate Governance Committee (the “NCG Committee”) that a Covered Person intends to enter into the plan. If the Chair deems it appropriate, the NCG Committee may review any plan prior to approval.

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Certain terms of the plan. The Rule 10b5-1 plan must specify the amount, price and specific dates of purchases or sales or include a written formula or algorithm or computer program for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold. A plan will not be approved if the plan permits a broker with the right to determine whether, how and when to make purchases and sales.
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Certification. Any Covered Person that proposes to adopt a Rule 10b5-1 plan must furnish to the Company a written certificate, certifying that at the time of the adoption of the plan:

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They are not aware of material non-public information about the Company or its securities; and

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They are adopting the plan in good faith and not as a part of a plan or scheme to evade the prohibitions of Section 10(b) under the Exchange Act or Rule 10b-5.

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Timing of adoption. A Rule 10b5-1 plan can only be adopted during an open trading period and when the Covered Person is not aware of or otherwise in possession of material nonpublic information regarding the Company or its securities.

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Cooling-off period. For any Covered Person, the 10b5-1 plan must provide that trading under the plan will not begin until the later of (1) 90 days after the adoption or modification of the plan or (2) two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted,

EX 19.2

but in any event, the required cooling-off period is subject to a maximum of 120 days after the adoption of the plan.

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Modifications, terminations and suspensions. Any voluntary termination, modification or suspension of a Rule 10b5-1 plan by the Covered Person is prohibited other than during an open trading period, and shall be subject to review and pre-approval by the General Counsel or Chief Compliance Officer and, subject to Rule 10b5-1, will be deemed to be a termination of the existing Rule 10b5-1 plan and the adoption of a new plan. Modifications that do not change the sales or purchase prices or price ranges, the amount of securities to be sold or purchased, or the timing of transactions under a Rule 10b5-1 plan (such as an adjustment for stock splits or a change in account information) will not trigger a new cooling-off period.

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Automatic termination or suspension of plan upon occurrence of specified events. A Rule 10b5-1 plan may permit automatic termination upon notice to the broker of the occurrence certain specified events, which may include death or bankruptcy of the Covered Person, or a merger or securities offering involving the Company.

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Multiple plans. A Covered Person shall not have more than one plan in effect at the same time, except as provided in Rule 10b5-1, including sell-to-cover transactions.

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Disclosure. The General Counsel or Chief Compliance Officer, in consultation with the Chair of the NCG Committee, will consider whether it is advisable for the Company to make public disclosure (by press release, Form 8-K or otherwise) regarding the adoption of a Rule 10b5-1 plan by any Covered Person.

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Section 16 filers. Directors and officers required to file reports pursuant to Section 16 of the Exchange Act (Form 4 and Form 5), are now required to disclose if a trade was made pursuant to a Rule 10b5-1 plan and disclose the date the plan was adopted.

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Review. Compliance with this policy will be reviewed at least annually by the NCG Committee.

In the event the General Counsel or Chief Compliance Officer is not available and is not expected to be available for more than three business days, a Covered Person may submit a proposed Rule 10b5-1 plan to the Chief Financial Officer for review and approval. In that circumstance, the Chief Financial Officer shall perform the functions of the General Counsel or Chief Compliance Officer under this Policy. If the General Counsel, Chief Compliance Officer or the Chief Financial Officer are not available, the Chair of the NCG Committee may assign the

EX 19.2

responsibilities of the General Counsel or Chief Compliance Officer under the Policy to another officer of the Company.